                                                                EXHIBIT 2.2


                                 TSL SERVICES, INC.
                           AGREEMENT RE: PREFERRED STOCK

          In connection with that certain Stock Purchase Agreement (the "Agreement") dated November 30, 1998 by and among ProfitSource Corporation, a Delaware corporation ("Buyer"), Brite Voice Systems, Inc., a Kansas corporation ("Brite"), BVS Investco, Inc., a Delaware corporation ("Seller'), and TSL Services, Inc., a Delaware corporation ("TSL"), and in order for Buyer to be able to obtain the financing contemplated by SECTION 6.2(h) of the Agreement which is a condition to Buyer's obligation to consummate the transactions contemplated by the Agreement, Buyer, Brite, Seller and TSL agree as follows.

          Seller shall have the option as a preferred stockholder of TSL to vote to amend the preferred stock provisions of the Restated Certificate of Incorporation of TSL in a manner satisfactory to the financial institutions providing the financing for the Consolidation Transaction (as defined in the Agreement). Such amendments shall incorporate the subordination provisions of the Subordination Agreement, a copy of which is attached as Exhibit B hereto and which is the subordination agreement used in connection with the subordinated notes issued to other Consolidation Transaction participants, as if the preferred stock were a subordinated note; provided, however, that if for any reason Seller elects not to make such an amendment and not otherwise terminate or waive the objectionable provisions of the Related Certificate of Incorporation within 30 days after the Closing, then Seller hereby consents to the termination and elimination of its preferred stock in exchange for a Subordinated Note of Buyer in the form attached hereto as Exhibit A, issued to Seller in the amount of $5,000,000, and hereby agrees to execute the Subordination Agreement attached hereto as Exhibit B.

BRITE VOICE SYSTEMS, INC.               PROFITSOURCE CORPORATION
By:    s/ Glenn Etherington             By:    s/ Eric Watts
       --------------------                    ----------------------
Name:  Glenn Etherington                Name:     Eric Watts
       --------------------                    ----------------------
Title: CFO & Secretary                  Title:    President
       --------------------                    ----------------------

BVS INVESTCO, INC.                      TSL SERVICES, INC.

By:    s/ Glenn Etherington             By:    s/ Glenn Etherington
       --------------------                    ----------------------
Name:  Glenn Etherington                Name:     Glenn Etherington
       --------------------                    ----------------------
Title: President                        Title:      President
       --------------------                    ----------------------

                                      EXHIBIT A


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


          THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, MODIFIED OR RESTATED AND INCLUDING ANY SUBORDINATION AGREEMENT ENTERED INTO IN REPLACEMENT THEREOF IN FAVOR OF ANY SENIOR CREDITORS, THE "SUBORDINATION AGREEMENT") DATED AS OF DECEMBER 10, 1998 AMONG THE COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS AGENT (AND SUBSEQUENT SENIOR CREDITORS), AND THE HOLDER (AS DEFINED BELOW), AS SUBORDINATED CREDITOR, TO THE SENIOR DEBT (AS DEFINED IN SUCH SUBORDINATION AGREEMENT) AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                               PROFITSOURCE CORPORATION
                             SUBORDINATED PROMISSORY NOTE


$((NOTE_AMOUNT))                                             DECEMBER 10, 1998

          Profitsource Corporation, a Delaware corporation (together with its successors and assignees under this Note, the "COMPANY"), for value received, hereby promises to pay to NOTE_HOLDER or permitted successors, endorsees or assignees (the "HOLDER"), the sum of NOTE_DESCRIPTION $(NOTE_AMOUNT), together with any amounts added to the principal amount hereof pursuant to
SECTION 2 (collectively the "PRINCIPAL AMOUNT") on the Due Date, as defined in SECTION 5.1.

          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

          1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

               "COMPANY" includes any entity that succeeds to or assumes the obligations of ProfitSource Corporation under this Note.

              "NON-EQUITY NOTEHOLDERS" means persons or entities receiving cash and/or notes but no equity interest in consideration of sale of their business to the Company or its affiliates.

               "SENIOR INDEBTEDNESS" means all "Senior Debt", as such term is defined in the Subordination Agreement.

               "SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated as of December 10, 1998 among the Company, Bank of America National Trust and Savings Association, a national banking association, as agent for lenders under the Credit Agreement (as defined therein), and the Holder, as the same may be amended, modified or restated, and including any subordination agreement entered into in replacement thereof in favor of any senior creditors.

          2. INTEREST. On each February 15, May 15, August 15 and November 15 until the Principal Amount has been paid in full (each, an "INTEREST PAYMENT DATE"), the Company shall pay interest in arrears through the most recently completed fiscal quarter prior to such Interest Payment Date (each, an "INTEREST PAYMENT") at the rate of ten percent (10%) per annum (the "INTEREST RATE") on the Principal Amount. Interest shall be paid in cash except that, to the extent necessary to comply with subordination provisions or other covenants of the Company in favor of holders of Senior Indebtedness, the Company may pay interest by increasing the Principal Amount by the amount of any Interest Payment. On each Interest Payment Date, the percentage of any Interest Payment hereunder made by the Company in cash shall not be less than the percentage of any interest payment made on that Interest Payment Date in cash by the Company to any other holder (other than Non-Equity Noteholders) of a subordinated promissory note issued by the Company in connection with any acquisition by the Company of the stock or assets of any entity or business operation. In order to make an Interest Payment in whole or part by increasing the Principal Amount, the Company must deliver to Holder a notice in the form of EXHIBIT A hereto, executed on behalf of the Company, and such notice shall constitute documentation of the increase of the Principal Amount by the amount referenced in such notice and the Company's obligation to pay the amount referenced in such notice, together with interest thereon, as if such amount were included in the original principal amount hereof. The Company shall make all cash payments to Holder at such place as Holder may designate from time to time in writing. If any payment under this Note becomes due on a Saturday or Sunday or a banking holiday in the State of California, the maturity thereof will be extended to the next succeeding business day.

          3. EVENTS OF DEFAULT. If any of the following events shall occur (herein individually referred to as an "EVENT OF DEFAULT"), the Holder of the Note may, so long as such conditions exist, declare the entire Principal Amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

               (i) Failure by the Company to make any payment hereunder when due and payable if such default is not cured by the Company within thirty
     (30) days after the Holder has given the Company written notice of such default; or

              (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against the Company or the filing by the Company of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other similar federal or state law, or the consent by the Company to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of the Company's property, or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

               (iii) The commencement of an action against the Company (and service of process in connection therewith on the Company) seeking bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, upon the final adjudication of such action and entry of an order for relief against the Company thereon; or

               (iv) The acceleration (but not voluntary prepayment) of an aggregate principal amount of Senior Indebtedness exceeding Ten Million Dollars ($10,000,000).

          4. SUBORDINATION. This Note and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth in the Subordination Agreement, and each holder of this Note, by such Holder's acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

          5.   PREPAYMENT, REPAYMENT AND REDEMPTION.

          5.1 DUE DATE. For purposes hereof, the "DUE DATE" is the earliest to occur of (a) December 10, 2001; (b) five (5) days after the closing of an underwritten initial public offering of the equity securities of the Company having gross proceeds to the Company of at least $200 million; and (c) the date declared due and payable by the Holder upon the occurrence of an Event of Default.

          5.2 PREPAYMENT. The Principal Amount and any interest accrued thereon may be prepaid by the Company in full or in part at any time and from time to time without premium or penalty, provided that all payments made hereunder are first to be applied to any accrued and unpaid interest outstanding on the date of such payment.

          5.3 BUSINESS DAYS. If any payment under this Note becomes due on a Saturday or Sunday or a banking holiday in the State of California, the maturity thereof will be extended to the next succeeding business day.

          6.   MISCELLANEOUS.

          6.1 ASSIGNMENT. The Holder may not transfer this Note or assign its rights or obligations hereunder without the express written consent of the Company. Subject to the foregoing, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          6.2 WAIVER. Diligence, presentment, protest, demand, dishonor, nonpayment, and notice of every kind are waived by all makers, sureties, guarantors, and endorsers of this Note to the fullest extent permitted by applicable law.

          6.3 REMEDIES. No delay or omission on the part of Holder in exercising any right or remedy under this Note or applicable law will operate as a waiver of such right or remedy or of any other right or remedy. No single or partial exercise of any power under this Note or applicable law will preclude other or further exercise thereof or the exercise of any other power. The release of any party liable under this Note will not operate to release any other party liable under this Note.

          6.4 AMENDMENT. No provision of this Note may be amended, waived or modified except by written agreement of the Company and the Holder, except that the Company and any sureties or guarantors of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, all without prejudice to Holder. Holder will have the right to deal in any way, at any time, with the Company, or with any surety or guarantor hereof, without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness hereunder, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the liability of any such party.

          6.5 USURY. All agreements between the Company and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any agreement or guaranty securing this Note, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, Holder ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision controls every other provision of all agreements between the Company and Holder.

          6.6 SEVERABILITY. If any term or provision of this Note is held invalid, illegal, or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

          6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws. Any legal action or proceeding arising out of or in connection with this Note must be brought exclusively in the state or federal courts sitting in Orange County, California. The Company hereby irrevocably submits to the jurisdiction of each such court, and agrees that any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding, including without limitation, service of process sufficient for personal jurisdiction in any action against the Company, will be sufficiently served if delivered to the Company by certified or registered mail (with return receipt) at its principal executive offices. Nothing in the preceding sentence will affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court of competent jurisdiction.

          6.8 DISPUTES. If any dispute regarding this Note is substantially related to any matter subject to arbitration between the Company and Holder, that dispute regarding this Note will be consolidated with and resolved in such arbitration.

          6.9 ATTORNEY'S FEES. The Company agrees to pay the costs (including without limitation reasonable attorney's fees and costs) of enforcement and collection of this Note in case of any breach or default by the Company hereunder.

          6.10 OTHER OBLIGATIONS. Performance under this Note is not intended and is not to be construed as an accord and satisfaction or other release or discharge of any obligations or indebtedness of the Company to Holder not otherwise evidenced specifically.

          6.11 HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

          6.12 OTHER SUBORDINATED NOTES AND SUBORDINATION AGREEMENTS. The Company represents to the Holder that the form of subordinated note issued by the Company to, and the form of subordination agreement entered into by, each holder (other than Non-Equity Noteholders) of a subordinated promissory note issued by the Company in connection with any acquisition by the Company of the stock or assets of any entity or business operation closing contemporaneously with the transactions giving rise to this Note will be the same as this Note and the Subordination Agreement, respectively.

          6.13 WAIVER OF JURY TRIAL / WAIVER OF OBJECTION TO VENUE. THE COMPANY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, AND ANY RIGHT THE COMPANY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered as of the date first written above.


                              PROFITSOURCE CORPORATION

                              By:  _______________________________

                              Name:     Mark C. Coleman

                              Title:    Vice-President

                                     EXHIBIT A
                                         TO
                                  PROMISSORY NOTE

          Pursuant to Section 2 of that certain Promissory Note (the "NOTE") made by ProfitSource Corporation (the "COMPANY") to NOTE_HOLDER dated December 10, 1998 in the original principal amount of $NOTE_AMOUNT, the Company has elected to meet its obligation to pay, on the "Payment Date" referenced below, interest in the amount of the "Interest Amount" referenced below by adding such amount to the Principal Amount of the Note.

          Payment Date:  ________________________________________

          Interest Amount:  _____________________________________

          The Company acknowledges its obligation to pay the Interest Amount, together with interest thereon from and after the Payment Date, as if the Interest Amount were included in the original principal amount of the Note.

                              PROFITSOURCE CORPORATION


                              By:  ______________________________

                              Name:  ____________________________

                              Title: ____________________________

                              Date:  ____________________________

                                  EXHIBIT B

                              SUBORDINATION AGREEMENT

          THIS SUBORDINATION AGREEMENT (this "AGREEMENT") is entered into as of ________ ___, 1998, by and among ProfitSource Corporation, a Delaware corporation (the "COMPANY"); __________________________, a [Delaware]
corporation ("[NAME]"), as Agent ("AGENT") for Lenders ("LENDERS") under the Credit Agreement described below; and _______________________ (the "SUBORDINATED CREDITOR").

                                   R E C I T A L S

          A. [ProfitSource Operating Company], a Delaware corporation and a wholly-owned subsidiary of the Company ("BORROWER"), Agent and Lenders will enter into a Credit Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which Lenders will, subject to the terms set forth in the Credit Agreement, make loans and other extensions of credit to Borrower, which loans and extensions of credit will be guarantied by the Company pursuant to the Guaranty of even date herewith by the Company in favor of Agent and Lenders (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "GUARANTY").

          B. Pursuant to that certain [Stock] [Asset] Purchase Agreement dated ___________________, 1998 (the "PURCHASE AGREEMENT"), the Company has issued to the Subordinated Creditor a Subordinated Promissory Note of even date herewith in the initial principal amount of $___________________ (the "SUBORDINATED NOTE").

          C. As an inducement to Lenders to enter into the Credit Agreement, Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company.

          NOW, THEREFORE, in order to induce Lenders to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

              "COLLECTION ACTION" means (a) to demand, sue for, take or receive from or on behalf of the Company (including, without limitation, by set-off, counterclaim or in any other manner) the whole or part of the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against the Company with respect to the Subordinated Debt, to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate any Subordinated Debt, or (d) to refuse or fail to perform any covenant or agreement under the Purchase Agreement due to the occurrence of a Subordinated Default.

              "PROCEEDING" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Company.

              "SENIOR CREDITORS" means Agent and Lenders under the Credit Agreement, all successors, assigns and participants thereof, and any bank, commercial finance company or other lender from time to time holding Senior Debt.

              "SENIOR DEBT" means all indebtedness, obligations and liabilities (whether or not liquidated or determinable) now or hereafter owing by the Company or any of its subsidiaries (including without limitation the Borrower) to any Senior Creditor under or in respect of the Senior Debt Documents.
          Senior Debt includes all interest accruing on the principal of Senior Debt after the commencement of a Proceeding, whether or not such interest accrues in any such Proceeding or is allowed as a claim in any such Proceeding.

              "SENIOR DEBT DOCUMENTS" means the Credit Agreement, the Guaranty and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise pertaining to all or any portion of the Senior Debt, including any amendment, modification, restatement, extension or renewal of the Credit Agreement and successive refinancings or refundings of the Senior Debt evidenced thereby.

              "SENIOR DEFAULT" means any "Default" or "Event of Default" described in the Senior Debt Documents or any condition or event that (with or without notice, lapse of time, or both) would permit the holders of Senior Debt to accelerate the maturity of any Senior Debt if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

              "SUBORDINATED DEBT" means all indebtedness, obligations and liabilities of the Company now or hereafter owing under or in respect of the Subordinated Note (including all indemnification and other obligations of the Company under the Purchase Agreement relating to the Subordinated Note, other than obligations to deliver the cash and stock portions of the purchase price payable under the Purchase Agreement at the closing thereunder).

              "SUBORDINATED DEFAULT" means any "Event of Default" described in the Subordinated Note.

          2.   SUBORDINATION.

          2.1. SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Each of the Company and Subordinated Creditor agrees that the payment of the Subordinated Debt shall be subordinate and subject, in right of payment, to the prior payment in full of the Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired, maintained or advanced such Senior Debt in reliance upon the provisions contained in this Agreement.

          2.2. PROCEEDINGS. In the event of any Proceeding involving the Company, (a) after any Proceeding all Senior Debt first shall be paid in full before any payment of or with respect to Subordinated Debt shall be made; (b) any payment or distribution after any Proceeding, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable after any Proceeding in respect of the Subordinated Debt, shall be paid or delivered directly to Agent or its successors until all Senior Debt is paid in full, and Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, debtors in possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and Subordinated Creditor also irrevocably authorizes, empowers and directs Agent or its successors to demand, sue for, collect and receive every such payment or distribution; (c) Subordinated Creditor agrees to execute and deliver to Agent or its successors all such further reasonable instruments confirming the irrevocable authorizations referred to in the foregoing clause (b) as Senior Creditors may reasonably request at any time; (d) Subordinated Creditor agrees not to initiate or prosecute or encourage any other entity to initiate or prosecute any claim, objection, action or proceeding (or vote any claim in a Proceeding which would have the effect of) challenging or objecting to the enforceability of the Senior Debt or any liens or security interests securing the Senior Debt; and (e) Subordinated Creditor agrees to execute, verify, deliver, and file appropriate proofs of claim in respect of the Subordinated Debt in connection with any such Proceeding and irrevocably authorizes, empowers and appoints Agent or its successors as Subordinated Creditor's agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim if Subordinated Creditor fails to do so prior to 5 days before the expiration of the time to file any such proof of claim. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditors and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time within ___ months of any payment of any of the Senior Debt such payment is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

         2.3. RESTRICTION ON PAYMENT. Notwithstanding any provision of the Subordinated Note or the Purchase Agreement to the contrary, the Company may not make, and Subordinated Creditor may not receive or retain any payment of or with respect to the Subordinated Debt until the Senior Debt is paid in full and the Lenders are not obligated to extend further credit thereunder except that, subject to SECTION 2.2 above, the Company may make scheduled cash payments of accrued interest on the Subordinated Note so long as no Senior Default shall have occurred and be continuing or would result therefrom, the Company may repay the outstanding principal balance of the Subordinated Note, together with accrued and unpaid interest thereon, from the proceeds of an initial public offering of the Company's equity securities.

          2.4. RESTRICTION ON ACTION BY SUBORDINATED CREDITORS.

          Until the Senior Debt is paid in full and the Lenders are not obligated to extend further credit thereunder, (a) Subordinated Creditor shall not take any Collection Action with respect to the Subordinated Debt if receipt of payment pursued in such Collection Action would violate this Agreement and (b) Subordinated Creditor shall not, without the prior written consent of Agent or its successors, agree to any amendment, modification or supplement to the Subordinated Note that would be inconsistent with this Agreement.

          2.5. INCORRECT PAYMENTS. If any payment or distribution on account of the Subordinated Debt not permitted to be made by the Company or received by Subordinated Creditor under this Agreement is received by Subordinated Creditor before all Senior Debt is paid in full , such payment or distribution shall be held in trust by Subordinated Creditor for the benefit of the Senior Creditors and shall be promptly paid over to Agent or its successors for application to the payment of the Senior Debt then remaining unpaid.

          2.6. SALE, TRANSFER, ETC. Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt unless the purchaser, assignee, pledgee, or transferee has acknowledged and undertaken for the benefit of Agent and the Lenders to be bound by this Agreement. Notwithstanding the failure of Subordinated Creditor to comply with the preceding sentence, the subordination effected hereby shall survive any sale, assignment, pledgee, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in SECTION 10 below.

          2.7. LEGENDS. The Subordinated Note shall contain the following legend:

          "This Note and the indebtedness evidenced hereby are subordinated in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") dated as of October ___, 1998 among ProfitSource Corporation, ___________________, as Agent, and ________________, as Subordinated Creditor, to the Senior Debt (as defined in such Subordination Agreement) and each holder of this Note, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."

         3. MODIFICATIONS TO SENIOR DEBT. Senior Creditors may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Debt, or amend in any manner any Senior Debt Documents, or increase the amount of the Senior Debt, provided that immediately following any such increase, the ratio of the Company's EBITDA to Total Interest Expense is at least 2:1. For purposes hereof, "EBITDA" means the Company's consolidated earnings before interest, taxes, depreciation and amortization for the four most recently completed fiscal quarters, as adjusted to give effect to the use by the Company of the proceeds of such increase in Senior Debt, including without limitation to acquire any other entity, and, to the extent that such calculation includes earnings of entities acquired by the Company since the beginning of such four-quarter measurement period, including entities acquired with the proceeds of such increase in Senior Debt, as further adjusted to give effect to pro-forma adjustments made to such acquired company's historical earnings in connection with the valuation, acquisition, and integration of such company by the Company. For purposes hereof, "TOTAL INTEREST EXPENSE" means the Company's anticipated consolidated pro forma annual interest expense at the time of and after giving effect to such increase in Senior Debt.

          4. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement and the subordination effected hereby shall not be affected, modified or impaired in any manner by: (a) any amendment or modification of or supplement to the Senior Debt Documents or the Subordinated Note; (b) the validity or enforceability of any of such documents; (c) the enforcement (or lack of enforcement) or release of security interests securing payment of the Senior Debt; or (d) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Subordinated Debt or any of the instruments or documents referred to in clause (a) above.
Subordinated Creditor acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before, in connection with or after the commencement of a Proceeding.

          5. REPRESENTATIONS AND WARRANTIES. Subordinated Creditor hereby represents and warrants to Senior Creditors that Subordinated Creditor is the current and sole owner and holder of the Subordinated Note.

          6. CUMULATIVE RIGHTS, NO WAIVERS, SPECIFIC PERFORMANCE. Any failure or delay on the part of any party in exercising any right, remedy or power granted hereunder, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the affected party thereafter to exercise the same. The parties acknowledge and agree that the other parties hereto may have no adequate remedy at law for a breach of this Agreement and each agrees that, in addition to all other remedies hereunder, the parties hereto shall have the right to specific performance.

          7. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party therefrom, shall not be effective in any event unless the same is in writing and signed by Agent or its successors and by Subordinated

Creditor or its representative, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

          8. NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given
(a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage, prepaid and properly addressed.

                    Notices shall be addressed as follows:

                    (a)  If to Subordinated Creditor to:

                         ________________________
                         ________________________
                         ________________________
                         ________________________
                         Attention:  _______________
                         Telecopy:  (___)_____-_____

                    (b)  If to the Company to:

                         ________________________
                         ________________________
                         ________________________
                         ________________________
                         Attention:  _______________
                         Telecopy:  (___)_____-_____

                    (c)  If to Agent:

                         ________________________
                         ________________________
                         ________________________
                         ________________________
                         Attention:  _______________
                         Telecopy:  (___)_____-_____

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 8. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

          9. SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent required by law so as most fully to achieve the intention of this Agreement.

          10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of Agent and each Senior Creditor and shall be binding upon the successors and assigns of Subordinated Creditor and the Company.

          11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

          12. DEFINES RIGHTS OF CREDITORS. The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Creditor and Senior Creditors and shall not be deemed to create any rights or priorities in favor of any other person or entity, including, without limitation, the Company.

          13. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Note, the provisions of this Agreement shall control and govern.

          14. SUBROGATION TO RIGHTS OF SENIOR CREDITORS. Subject to the payment in full of all Senior Debt and termination of the commitments of the Lenders to extend further credit under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the rights of Senior Creditors to receive payments and distributions of cash, property and securities applicable to the Senior Debt to the extent that distributions otherwise payable to Subordinated Creditor have been applied to the Senior Debt, until all amounts payable under the Subordinated Debt shall have been paid in full.
 For purposes of such subrogation, no payments or distributions to Senior Creditors of any cash, property or securities to which Subordinated Creditor would be entitled except for the provisions of this Agreement, and no payments over by Subordinated Creditor to Senior Creditors pursuant to the provisions of this Agreement shall, as among the Company, its creditors other than Senior Creditors and Subordinated Creditor, be deemed to be a payments or distribution by the Company to or on account of the Senior Debt.

          15. HEADINGS. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

          16. TERMINATION. This Agreement shall terminate upon the indefeasible payment in full of the Senior Debt and termination of the commitments of the Lenders to extend further credit under the Senior Debt Documents.

          17. APPLICABLE LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (as opposed to conflict of laws provisions) of the State of New York. Subordinated Creditor and the Company hereby consent to the jurisdiction of any state or federal court located in New York, New York and irrevocably agree that, subject to Agent's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Nothing herein shall limit the right of any Senior Creditor to bring proceedings against Subordinated Creditor or the Company in the courts of any other jurisdiction.

          18. WAIVER OF JURY TRIAL. EACH OF SUBORDINATED CREDITOR, THE COMPANY, AGENT AND EACH SENIOR CREDITOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          19. WAIVER OF CONSOLIDATION. Subordinated Creditor acknowledges and agrees that it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing the corporate veil or any other judgment that causes an effective combination of the assets and liabilities of the Company and any of its subsidiaries (including without limitation, Borrower) in any case or proceeding under Title II of the United States Code or similar proceeding.

          IN WITNESS WHEREOF, the Company, Agent and Subordinated Creditor have caused this Agreement to be executed as of the date first above written.

                         PROFITSOURCE CORPORATION


                         By:  _________________________________
                         Its: _________________________________


                         AGENT:

                         ___________________________

                         By:  _________________________________
                         Its: _________________________________


                         SUBORDINATED CREDITOR:

                         ___________________________

                         By:  __________________________________
                         Its: __________________________________